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                                                                     Exhibit (n)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated October 25, 2002, relating to the financial statements of Scudder RREEF Real Estate Fund, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
January 6, 2003